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                                                                  EXHIBIT (9)(b)
[USAA Life Investment Trust Letterhead]

                                February 7, 1997

USAA Life Insurance Company
9800 Fredericksburg Road
San Antonio, Texas 78288

     RE:  APPOINTMENT AS TRANSFER AGENT AND DIVIDEND DISBURSING
          AGENT FOR EACH NEW SERIES OF USAA LIFE INVESTMENT TRUST
          -------------------------------------------------------

Executives:

     Pursuant to Section 14 of the Transfer Agent Agreement, dated December 15, 1996, ("Agreement"), please be advised that the Trust desires to retain the services of USAA Life Insurance Company ("Company") as Transfer Agent and Dividend Disbursing Agent, under the terms of the Agreement, for two new series of the Trust, namely the USAA Life Variable Annuity Aggressive Growth Fund and USAA Life Variable Annuity International Fund (each, a "New Fund").

     Kindly acknowledge the Company's agreement to render such services by signing in the space indicated below.


                         USAA LIFE INVESTMENT TRUST



                         BY:/s/_____________________________
                              EDWIN L. ROSANE
                              President
ATTEST:


/s/____________________
R.T. HALINSKI, JR.
Secretary
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     The undersigned hereby agrees to render services as Transfer Agent and
Dividend Disbursing Agent, under the terms of the Agreement, for each New Fund.


                         USAA LIFE INSURANCE COMPANY



                         BY:/s/____________________________
                              EDWIN L. ROSANE
                                    President


ATTEST:



/s/____________________________
R.T. HALINSKI, JR.
Assistant Secretary